UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2013

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO (Address of Principal Executive Offices)	63121 (Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Express Scripts Holding Company (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at the Company’s principal executive offices on Thursday, May 9, 2013. Of the 819,963,709 shares outstanding and entitled to vote, 708,635,265 shares were represented at the meeting, or an 86.42% quorum. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1. Election of Directors. All of the nominees nominated by the Board of Directors for director were elected to serve until the next Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below.

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Gary G. Benanav	522,180,773	106,309,218	2,890,023	77,255,251
Maura C. Breen	600,190,341	30,045,702	1,143,971	77,255,251
William J. DeLaney	599,445,115	30,846,959	1,087,940	77,255,251
Nicholas J. LaHowchic	598,973,784	31,333,234	1,072,996	77,255,251
Thomas P. Mac Mahon	516,773,434	111,747,651	2,858,929	77,255,251
Frank Mergenthaler	603,423,883	26,883,133	1,072,998	77,255,251
Woodrow A. Myers, Jr. M.D.	603,647,796	26,674,058	1,058,160	77,255,251
John O. Parker, Jr.	594,951,673	35,357,846	1,070,495	77,255,251
George Paz	592,872,745	34,130,538	4,376,731	77,255,251
William L. Roper, M.D., MPH	604,194,867	26,116,083	1,069,064	77,255,251
Samuel K. Skinner	552,829,601	77,483,497	1,066,916	77,255,251
Seymour Sternberg	521,942,687	106,529,837	2,907,490	77,255,251

Proposal 2. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2013 was ratified by the stockholders, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN
698,436,450	9,033,055	1,165,760

Proposal 3. The stockholders approved, on a non-binding basis, executive compensation, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
605,996,842	22,626,511	2,756,661	77,255,251

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: May 14, 2013	By:	/s/ Keith J. Ebling
Keith J. Ebling
Executive Vice President and General Counsel